The registrants principal executive officer and principal financial officers have concluded, based on their evaluation of the effectiveness of the design and operation of the registrants disclosure controls and procedures as of a date within 90 days of the filing date of this report on Form N-SAR, that the design and operation of such procedures are effective to provide reasonable assurance that information required to be disclosed by the investment company in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized, and reported within the time periods specified in the Commissions rules and forms.
There have been no significant changes in the registrants internal controls subsequent to the date of their evaluation.



















Certifications

I, Charles E. Porter, a principal financial officer of the funds listed on Attachment A, certify that:
1. I have reviewed the report on Form N-SAR for each of the funds listed on Attachment A for the period indicated:
2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;
3. Based on my knowledge, the financial information included in each report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrants as of, and for, the periods presented in each report;
4. Each registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrants and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;
b) evaluated the effectiveness of each registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of each report (the "Evaluation Date"); and
c) presented in each report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the Evaluation Date;
5. Each registrants other certifying officers and I have disclosed, based on our most recent evaluation, to each registrants auditors and the audit committee of each registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect each registrants ability to record, process, summarize, and report financial data and have identified for each registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrants internal controls; and
6. Each registrants other certifying officers and I have indicated in each report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date: May 27, 2003

/s/Charles E. Porter
Charles E. Porter
Principal Financial Officer



Certifications

I, Karnig H. Durgarian, the principal executive officer of the funds listed on Attachment A, certify that:
1. I have reviewed the report on Form N-SAR for each of the funds listed on Attachment A for the period indicated:
2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;
3. Based on my knowledge, the financial information included in each report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrants as of, and for, the periods presented in each report;
4. Each registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrants and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;
b) evaluated the effectiveness of each registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of each report (the "Evaluation Date"); and
c) presented in each report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the Evaluation Date;
5. Each registrants other certifying officers and I have disclosed, based on our most recent evaluation, to each registrants auditors and the audit committee of each registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect each registrants ability to record, process, summarize, and report financial data and have identified for each registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrants internal controls; and
6. Each registrants other certifying officers and I have indicated in each report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date:  May 27, 2003
/s/Karnig H. Durgarian
Karnig H. Durgarian
Principal Executive Officer





Certifications

I, Steven D. Krichmar, a principal financial officer of the funds listed on Attachment A, certify that:
1. I have reviewed the report on Form N-SAR for each of the funds listed on Attachment A for the period indicated:
2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;
3. Based on my knowledge, the financial information included in each report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrants as of, and for, the periods presented in each report;
4. Each registrants other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrants and have:
a) designed such disclosure controls and procedures to ensure that material information relating to the registrants, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;
b) evaluated the effectiveness of each registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of each report (the "Evaluation Date"); and
c) presented in each report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the Evaluation Date;
5. Each registrants other certifying officers and I have disclosed, based on our most recent evaluation, to each registrants auditors and the audit committee of each registrants board of directors (or persons performing the equivalent functions):
a) all significant deficiencies in the design or operation of internal controls which could adversely affect each registrants ability to record, process, summarize, and report financial data and have identified for each registrants auditors any material weaknesses in internal controls; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrants internal controls; and
6. Each registrants other certifying officers and I have indicated in each report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
Date:  May 27, 2003
/s/Steven D. Krichmar
Steven D. Krichmar
Principal Financial Officer









Attachment A
Period ended March 31, 2003



010	Putnam Money Market Fund
539	Putnam International New Opportunities Fund
051	Putnam Municipal Income Fund
064	Putnam California Tax Exempt Money Market Fund
054	Putnam High Yield Municipal Trust
074	Putnam Master Intermediate Income Trust
032	Putnam US Government Income Trust
062	Putnam Tax Exempt Money Market Fund
011	Putnam Tax Exempt Income Fund
033	Putnam American Government Income Fund
027	Putnam California Tax Exempt Income Fund
075	Putnam Diversified Income Trust
250	Putnam Asset Allocation Fund: Growth Portfolio
259	Putnam Asset Allocation Fund: Balanced Portfolio
264	Putnam Asset Allocation Fund: Conservative Portfolio


250 Putnam Asset Allocation Funds Growth Portfolio attachment
3/31/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		16,848
Class B		  4,227
Class C		  1,396

72DD2	(000s omitted)

Class M		      755
Class Y		13,372

73A1

Class A		$0.235
Class B		  0.159
Class C		  0.159

73A2

Class M		  0.180
Class Y		  0.259

74U1	(000s omitted)

Class A		72,333
Class B		25,519
Class C		  8,559

74U2	(000s omitted)
Class M		  3,701
Class Y		48,535

74V1
Class A		7.65
Class B		7.55
Class C		7.44

74V2
Class M		7.55
Class R		7.65
Class Y		7.71


259 Putnam Asset Allocation Funds Balanced Portfolio attachment
3/31/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	20,992
Class B	4,348
Class C	1,380

72DD2	(000s omitted)

Class M	696
Class Y	13,017

73A1

Class A	0.164
Class B	0.133
Class C	0.133

73A2

Class M	0.142
Class R	0.041
Class Y	0.174

74U1	(000s omitted)

Class A	127,053
Class B	32,144
Class C	9,941

74U2	(000s omitted)

Class M	4,497
Class Y	70,169

74V1

Class A $8.15
Class B	$8.10
Class C	$8.03

74V2

Class M	$8.13
Class R	$8.15
Class Y	$8.15



264 Putnam Asset Allocation Funds Conservative Portfolio attachment
3/31/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	22,996
Class B	4,004
Class C	1,327

72DD2	(000s omitted)

Class M	699
Class Y	7,582

73A1

Class A	0.321
Class B	0.292
Class C	0.291

73A2

Class M	0.302
Class R	0.044
Class Y	0.333

74U1	(000s omitted)

Class A	75,694
Class B	13,927
Class C	4,542

74U2	(000s omitted)

Class M	2,078
Class Y	21,903

74V1

Class A	$7.94
Class B	$7.89
Class C	$7.88

74V2

Class M	$7.89
Class R	$7.94
Class Y	$7.94